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                                                                     EXHIBIT 5.1

                     OPINION OF KATTEN MUCHIN ZAVIS ROSENMAN

April 2, 2003


Patron Systems, Inc.
311 Belle Foret Drive, Suite 150
Lake Bluff, Illinois  60044

Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Patron Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Act"), of a total of 2,250,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), which may be issued pursuant to the Company's consulting agreements between the Company and M. Rashid Qajar and Security Management Partners, Inc. (the "Consulting Agreements"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

         1.       The Registration Statement;

         2.       The Certificate of Incorporation of the Company;

         3.       The By-laws of the Company;

         4. Records of proceedings and actions of the Board of Directors of the Company relating to the Consulting Agreements and the Registration Statement;

         5.       The Consulting Agreements;

         6.       The form of specimen certificate representing the Common
                  Stock; and

         7. Such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further




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assumed that all natural persons involved in the transactions contemplated by the Registration Statement (the "Offering") have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.

Based upon the foregoing, we are of the opinion that when certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock or registered and issued electronically through The Depository Trust Company, and when such Shares are issued and delivered by the Company and paid for in accordance with the terms of the Consulting Agreements, up to 2,250,000 Shares issuable under the Consulting Agreements and covered by the Registration Statement will be validly issued, fully paid and nonassessable securities of the Company.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. In connection therewith, we hereby consent to the use of this opinion for filing as Exhibit 5 to the Registration Statement.

In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations thereunder.

Very truly yours,

/s/ KATTEN MUCHIN ZAVIS ROSENMAN

KATTEN MUCHIN ZAVIS ROSENMAN